EXHIBIT 23.2

                          Most Horowitz & Company, LLP
                          Certified Public Accountants
                           1133 Avenue of the Americas
                               New York, NY 10036
                               Tel: (212) 764-4910
                               Fax: (212) 575-2017





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-8, dated December 4, 1998, of our report dated August 7, 1998, relating to the consolidated financial statements of Oak Tree Medical Systems, Inc. and Subsidiaries, as of May 31, 1998 and 1997.


                                              /s/ MOST HOROWITZ & COMPANY, LLP

New York, New York
March 9, 1999